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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form
10-K) of Medical Action Industries Inc. of our report dated May 23, 1997, included in the 1997 Annual Report to Stockholders of Medical Action Industries Inc.

Our audits also include the financial statement schedule of Medical Action Industries Inc. listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the informaion set forth therein.

We also consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-11046) pertaining to the Incentive Stock Option Plan and Restricted Management Stock Bonus Plan and Registration Statements (Form S-8 No. 33-41765, Form S-8 No. 33-66038 and Form S-8 No. 333-14993) pertaining to the Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan of Medical Action Industries Inc. of our report dated May 23, 1997, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Medical Action Industries Inc.

ERNST & YOUNG LLP

Melville, New York
June 24, 1997